Exhibit 99.3
BIGLARI HOLDINGS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
On September 14, 2022, Biglari Holdings Inc. (the “Company”) completed the purchase of 685,505 shares of Series A Preferred Stock (the “Preferred Shares”) of Abraxas Petroleum Corporation (“Abraxas”) for a purchase price of $80 million. The Preferred Shares were purchased pursuant to a Preferred Stock Purchase Agreement between the Company and AG Energy Funding, LLC. On October 26, 2022, the Company converted the Preferred Shares to 90% of the outstanding common stock of Abraxas.

The Company used working capital including its line of credit to fund the purchase of the Preferred Shares. The unaudited pro forma condensed combined statements of earnings for the nine months ended September 30, 2022 and December 31, 2021, gives effect to the acquisition as if it had occurred on January 1, 2021.

The historical consolidated financial statements of the Company and Abraxas have been prepared in accordance with accounting principles generally accepted in the United States of America. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statement of earnings, expected to have a continuing impact on the combined results.

The data is solely for the purpose of providing the unaudited pro forma financial information presented below and is not necessarily indicative of the combined results of operations or financial position that would have occurred if the acquisition had occurred on January 1, 2021, nor is it necessarily indicative of future operating results or financial position of the combined companies.

The purchase price allocations are preliminary, subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma financial information was prepared using the acquisition method of accounting with the Company treated as the acquiring entity. Accordingly, consideration paid by the Company has been allocated to Abraxas’s assets and liabilities based upon their estimated fair values as of the date of completion of the acquisition. The Company estimated the fair value of Abraxas’s assets and liabilities. These fair values are provisional and subject to revision as the related valuations are completed.

BIGLARI HOLDINGS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS
(dollars in thousands, except per share amounts)

	Nine Months ended September 30, 2022
	Biglari Holdings Inc.	Abraxas Petroleum Corporation	Activity September 15 to September 30, 2022	Pro Forma Adjustments		Pro Forma Combined
Revenues
Restaurant operations	$179,608	$—		$—		$179,608
Insurance premiums and other	47,745	—		—		$47,745
Oil and gas	38,632	39,973	(1,692)	—		$76,913
Licensing and media	3,788	—		—		$3,788
	269,773	39,973	(1,692)	—		308,054
Cost and expenses
Restaurant cost of sales	107,469	—		—		$107,469
Insurance losses and underwriting expenses	40,812	—		—		$40,812
Oil and gas production costs	11,752	11,448	(606)	—		$22,594
Licensing and media costs	1,975	—		—		$1,975
Selling, general and administrative	48,275	10,303	(280)	(3,296)	D	$55,002
Impairments	20	—		—		$20
Depreciation, depletion, and amortization	24,127	4,807	(360)	1,875	B	$30,449
Interest expense on leases	4,169	—		—		$4,169
Interest expense on borrowings	67	—		—		$67
	238,666	26,558	(1,246)	(1,421)		262,557
Other income
Investment gains (losses)	(4,184)	—		—		$(4,184)
Investment partnership gains (losses)	(82,244)	—		—		$(82,244)
Other income (expense)	—	35,893		(35,893)	F	$—
Total other income (expenses)	(86,428)	35,893	—	(35,893)		(86,428)
Earnings (loss) before income taxes	(55,321)	49,308	(446)	(34,472)		(40,931)
Income tax expense (benefit)	(13,282)	—		3,310	E	(9,972)
Net earnings (loss)	(42,039)	49,308	(446)	(37,782)		(30,959)
Accretion of preferred stock	—	6,198		(6,198)	A	—
Net earnings (loss)	(42,039)	43,110	(446)	(31,584)		(30,959)
Earnings attributable to noncontrolling interest	34	—		1,108	C	1,142
Net earnings (loss) attributable to Biglari Holdings Inc. shareholders	$(42,073)	$43,110	$(446)	$(32,692)		$(32,101)

Net earnings (loss) per equivalent Class A share*	$(140.30)					$(107.05)
Equivalent Class A common stock	299,881					299,881

*Net earnings (loss) per equivalent Class B share outstanding are one-fifth of the equivalent Class A share or $(28.06) for Biglari Holdings and $(21.41) for the pro forma combined company.

BIGLARI HOLDINGS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS
(dollars in thousands, except per share amounts)

	Year ended December 31, 2021
	Biglari Holdings Inc.	Abraxas Petroleum Corporation	Pro Forma Adjustments		Pro Forma Combined
Revenues
Restaurant operations	$271,290	$—	$—		$271,290
Insurance premiums and other	58,609	—	—		58,609
Oil and gas	33,004	78,858	—		111,862
Licensing and media	3,203	—	—		3,203
	366,106	78,858	—		444,964
Cost and expenses
Restaurant cost of sales	167,491	—	—		167,491
Insurance losses and underwriting expenses	43,094	—	—		43,094
Oil and gas production costs	10,470	24,615	—		35,085
Licensing and media costs	2,275	—	—		2,275
Selling, general and administrative	76,018	8,072	(1,312)	D	82,778
Impairments	4,635	—	—		4,635
Depreciation, depletion, and amortization	30,050	15,643	3,000	B	48,693
Interest expense on leases	6,039	—	—		6,039
Interest expense on borrowings	1,121	—	—		1,121
	341,193	48,330	1,688		391,211
Other income
Investment gains (losses)	6,401	(33,022)	—		(26,621)
Investment partnership gains	10,953	—	—		10,953
Other income (expense)	—	(42,073)	42,073	F	—
Total other income (expenses)	17,354	(75,095)	42,073		(15,668)
Earnings (loss) before income taxes	42,267	(44,567)	40,385		38,085
Income tax expense	6,789	—	(962)	E	5,827
Net earnings (loss)	35,478	(44,567)	41,347		32,258
Accretion of preferred stock	—	—	—		—
Net earnings (loss)	35,478	(44,567)	41,347		32,258
Earnings attributable to noncontrolling interest	—	—	(322)	C	(322)
Net earnings (loss) attributable to Biglari Holdings Inc. shareholders	$35,478	$(44,567)	$41,669		$32,580

Net earnings (loss) per equivalent Class A share*	$111.83				$102.69
Equivalent Class A common stock	317,251				317,251

*Net earnings per equivalent Class B share outstanding are one-fifth of the equivalent Class A share or $22.37 for Biglari Holdings and $20.54 for the pro forma combined company.

BIGLARI HOLDINGS INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(dollars in thousands)
Note 1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information presents the pro forma condensed combined results of operations of the consolidated company based upon the historical financial statements of the Company and Abraxas.

The summary unaudited pro forma financial information has been derived from, or prepared on a basis consistent with, the unaudited pro forma condensed combined financial statements.

This data is presented for illustrative purposes only and is not necessarily indicative of the combined results of operations or financial position that would have occurred if the acquisition had occurred on January 1, 2021, nor is it necessarily indicative of future operating results or financial position of the combined company.

The purchase price allocation included within the accompanying unaudited pro forma financial information is based upon a purchase price of $80,000. The purchase price allocation is provisional and subject to revision as the related valuations are completed.

September 14, 2022
(in thousands)	(Unaudited)
Cash and cash equivalents	$25,101
Receivables	5,402
Other current assets	3,943
Property and equipment	75,025
Other assets	257
Total identifiable assets acquired	109,728

Accounts payable and accrued expenses	(12,638)
Asset retirement obligation	(3,587)
Deferred taxes	(4,614)
Total liabilities assumed	(20,839)

Minority interest	(8,889)
Total consideration	$80,000

Note 2. Unaudited Pro Forma Adjustments

A.To eliminate accretion expense associated with historical preferred shares.
B.To record estimated depreciation and depletion expense using the straight-line amortization method based on the fair value of oil and gas properties and equipment acquired.
C.To record the estimated earnings (loss) attributable to noncontrolling interests.
D.To eliminate historical stock compensation expense.
E.To record the income tax effects of including Abraxas Petroleum in Biglari Holdings’ consolidated tax group and the impact of the unaudited pro forma adjustments.
F.To eliminate nonrecurring items including the following:
–Abraxas recorded $35,773 in interest expense, $2,716 gain on debt extinguishment, $4,804 amortization of deferred financing fees and $4,212 deferred finance fees and warrant cancellations during the year ended December 31, 2021 and recorded interest expense of $111 and a gain on debt extinguishment of $6,645 during the nine months ended September 30, 2022 on credit facilities and loans that no longer existed at the date of acquisition.
–Abraxas recorded a gain on sale of oil and gas assets of $29,359 during the nine months ended September 30, 2022.